Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of BankUnited, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rajinder P. Singh, as Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rajinder P. Singh
Rajinder P. Singh
Chairman, President and Chief Executive Officer

Date: May 8, 2020